UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

SYNCHRONOSS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 10, 2007
PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE1 1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Proposal 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EQUITY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

April 10, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Synchronoss Technologies, Inc., which will be held at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey 08807, on May 10, 2007, at 10:00 a.m. (local time).

Enclosed are the following:

•	our Notice of Annual Meeting of Stockholders and Proxy Statement for 2007;

•	our Annual Report on Form 10-K for 2006; and

•	a proxy card with a return envelope to record your vote.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS IN THE PROXY STATEMENT, AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. As discussed in the Proxy Statement, returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (800) 575-7606. For questions regarding your stock ownership or voting, you may contact our transfer agent, American Stock Transfer & Trust Co., by e-mail through their website at www.amstock.com or by phone at (800) 937-8124 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Synchronoss Technologies.

Sincerely,

Stephen G. Waldis
Chairman of the Board

Bridgewater, New Jersey
April 10, 2007

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the venue, the camera function may not be used at any time.

SYNCHRONOSS TECHNOLOGIES, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 10, 2007

To the Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey 08807, on May 10, 2007, at 10:00 a.m. (local time) for the following purposes:

1. To elect two members of the Company’s Board of Directors to serve until the 2010 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified;

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2007; and

3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 15, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at Synchronoss’ principal executive offices at the address listed above for the ten-day period prior to the Annual Meeting.

By order of the Board of Directors

Ronald J. Prague
Secretary

Bridgewater, New Jersey
April 10, 2007

IMPORTANT

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

SYNCHRONOSS TECHNOLOGIES, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

PROXY STATEMENT
FOR THE
2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Synchronoss Technologies, Inc. (sometimes referred to as the “Company” or “Synchronoss”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy on the Internet. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 10, 2007 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 15, 2007 will be entitled to vote at the Annual Meeting. On this record date, there were 32,315,252 shares of Company common stock (“Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 15, 2007 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 15, 2007 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of Charles E. Hoffman and James M. McCormick as directors to the Company’s Board of Directors to serve until the 2010 annual meeting of stockholders or until their successors have been duly elected and qualified; and

•	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 9, 2007 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through ADP Investor Communication Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the ADP Investor Communication Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at ADP Investor Communication Services’ website at http://www.proxyvote.com.

To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 15, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What if I share an address with another stockholder?

A number of brokers with account holders who are Synchronoss Technologies, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, NJ 08807 Attn: Secretary or contact Ronald J. Prague, Secretary at (866) 620-3940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2 to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007 must receive a “For” vote from the majority of issued and outstanding shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

If there are insufficient votes to approve either of the above matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 32,315,252 shares of Common Stock outstanding and entitled to vote. Thus 16,157,627 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company’s Bylaws and submitted in writing to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807 Attn: Secretary to be received no later than the close of business on December 12, 2007. If you wish to submit a proposal to be presented at the 2008 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807 Attn: Secretary not before January 25, 2008 and no later than February 23, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You are advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may obtain a copy of the Company’s Bylaws by writing to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attn: Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors and will consist of five directors following the Annual Meeting. Scott Yaphe has informed us that he intends to resign as a director of the Company effective as of May 10, 2007.

The two directors who are nominated for election to the Board of Directors this year, their ages as of April 10, 2007, their positions and offices held with the Company and certain biographical information are set forth below. Each director to be elected will hold office until the 2010 Annual Meeting of Stockholders and until his successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

Name	Age	Positions and Offices Held with the Company

Charles E. Hoffman	58	Director
James M. McCormick	47	Director

Nominees

Charles E. Hoffman, 58, has been a member of our board of directors since June 2006. Mr. Hoffman has served as the President and Chief Executive Officer of Covad Communications Group, Inc. since joining Covad in 2001. Prior to 2001, Mr. Hoffman was President and Chief Executive Officer of Rogers AT&T. Prior to his time with Rogers, Mr. Hoffman served as President, Northeast Region, for Sprint PCS. Preceding his time with Sprint PCS, Mr. Hoffman spent 16 years at SBC Communications in various senior management positions, including Managing Director-Wireless for SBC International. Mr. Hoffman also serves as a director of Chordiant Software, Inc. Mr. Hoffman received a bachelor of science degree and a master in business administration degree from the University of Missouri, St. Louis.

James M. McCormick, 47, is a founder of Synchronoss, has been a member of our board of directors since the Company’s inception in 2000 and served as our Treasurer from September 2000 until December 2001. Mr. McCormick is founder and Chief Executive Officer of Vertek Corporation, a privately held professional services company serving the telecommunications industry. Prior to founding Vertek in 1988, Mr. McCormick was a member of the Technical Staff at AT&T Bell Laboratories. Mr. McCormick received a bachelor of science in computer science from the University of Vermont and a master of science degree in computer science from the University of California — Berkeley.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Continuing Director — Term Ending in 2008

Thomas J. Hopkins, 50, has been a member of our board of directors since December 2004. Mr. Hopkins is a Managing Director of Colchester Capital, LLC, an investment and advisory firm. Prior to Colchester Capital, Mr. Hopkins was involved in investment banking, principally at Deutsche Bank (and its predecessor Alex, Brown & Sons), Goldman, Sachs & Co. and Bear Stearns. He began his investment banking career at Drexel Burnham Lambert. Prior to investment banking, Mr. Hopkins was a lawyer for several years. Mr. Hopkins received a bachelor of arts degree from Dartmouth College, a juris doctorate from Villanova

University School of Law and a master in business administration degree from the Wharton School at the University of Pennsylvania.

Continuing Directors — Term Ending in 2009

William J. Cadogan, 58, has been a member of our board of directors since October 2005. From April 2001 until December 2006, Mr. Cadogan served as a Senior Managing Director with Vesbridge Partners, LLC, formerly St. Paul Venture Capital, a venture capital firm. Mr. Cadogan served as Chief Executive Officer and Chairman of the board of directors of Mahi Networks, Inc., a leading supplier of multi-service optical transport and switching solutions, from November 2004 until its merger with Meriton Networks in October 2005. Prior to joining St. Paul Venture Capital in April 2001, Mr. Cadogan was Chairman and Chief Executive Officer of Minnesota-based ADC, Inc., a leading global supplier of telecommunications infrastructure products and services. Mr. Cadogan received a bachelor’s degree in electrical engineering from Northeastern University and a master in business administration degree from the Wharton School at the University of Pennsylvania.

Stephen G. Waldis, 39, has served as Chairman of the Board of Directors since February of 2001 and has served as our President and Chief Executive Officer since founding Synchronoss in 2000. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a degree in corporate communications from Seton Hall University.

Board of Directors and Committees of the Board

Meetings.  During 2006, our board of directors held four regular meetings, six special meetings and acted by unanimous written consent on one other occasion. Each director attended at least 75% of the meetings of our board of directors and of each committee of which he served as a member during the period in which he served.

Independence of the Board of Directors.  As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must quality as “independent”, as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent”, including these set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with those considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Stephen G. Waldis and James M. McCormick.

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Cadogan presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a director, or to the independent directors generally, in care of Synchronoss Technologies, Inc. at 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attn: Secretary. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the Board or a particular director, as appropriate.

Board Structure and Committees.  Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company. The following table provides membership and meeting information for each of the Board of Directors committees during 2006:

					Nominating/Corporate
Name	Audit		Compensation(2)		Governance

Stephen G. Waldis
William J. Cadogan	X		X	(1)	X	(1)
Charles E. Hoffman			X
Thomas J. Hopkins	X	(1)	X
James McCormick					X
Scott Yaphe(3)	X				X
Total meetings in fiscal year 2006	5		8		1

(1)	Committee Chairperson

(2)	James McCormick resigned from the Compensation Committee on November 30, 2006.

(3)	Scott Yaphe has informed us that he intends to resign from the Board effective as of May 10, 2007.

Audit Committee.  The Audit Committee of our Board of Directors reviews and monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by our Audit Committee before we enter into them. Our Audit Committee charter can be found on the investor relations section of our website at www.synchronoss.com. Three directors comprise the Audit Committee: Thomas J. Hopkins, William J. Cadogan and Scott Yaphe. The Audit Committee met five times during 2006.

Our Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has an understanding of fundamental financial statements. Our Board of Directors has determined that Thomas J. Hopkins, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 407(d) of Regulation S-K of the Exchange Act. Our Board of Directors made a qualitative assessment of Mr. Hopkins’ level of knowledge and experience based on a number of factors, including his formal education and experience. The designation does not impose on Mr. Hopkins any duties, obligations or liability that are greater than are generally imposed on him as a member of our Audit Committee and our Board of Directors, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

Compensation Committee.  The Compensation Committee of our Board of Directors reviews, makes recommendations to the Board and approves our compensation policies and all forms of compensation and other benefits to be provided to our employees (including our executive officers and directors), including, among other things, annual salaries, bonuses, stock options, restricted stock grants and other incentive compensation arrangements. In addition, our Compensation Committee administers our stock option plans, including reviewing and granting stock options and restricted stock grants, with respect to our directors and employees (including executive officers). Our Compensation Committee also reviews and approves other aspects of our compensation policies and matters. A more detailed description of the Compensation Committee’s functions can be found in our Compensation Committee charter. The charter can be found on the investor relations section of our website at www.synchronoss.com. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Compensation Committee met eight times during 2006. Three directors comprise our Compensation Committee: William J. Cadogan, Charles E. Hoffman and Thomas J. Hopkins. James M. McCormick served as a member of our Compensation Committee until his resignation from our Compensation Committee on November 30, 2006.

Neither Mr. Waldis, our Chief Executive Officer, nor Mr. Irving, our Chief Financial Officer, participates in the determination of his own compensation or the compensation of directors. However, Mr. Waldis and Mr. Irving do make recommendations to our Compensation Committee regarding the amount and the form of the compensation of the other executive officers and key employees and often participate in our Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Our Compensation Committee has retained Watson Wyatt Worldwide, a human resources consulting firm (“Watson Wyatt”), as its independent compensation consultant. Watson Wyatt serves at the pleasure of the Compensation Committee rather than the Company and its fees are approved by the Compensation Committee. Watson Wyatt provides the Compensation Committee with data about the compensation paid by our peer group and other employers who compete with the Company for executive talent, updates the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and is available to advise the Compensation Committee regarding all of its responsibilities. Watson Wyatt also provides data and recommendations concerning the compensation of directors.

Compensation Committee Interlocks and Insider Participation.  None of the members of our Compensation Committee was at any time during the 2006 fiscal year an officer or employee of the Company. No executive officer serves as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. In 2006, we did not make any loans to directors or executive officers relating to purchases of our common stock.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee of our Board of Directors reviews and reports to our Board of Directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our Nominating/Corporate Governance Committee reviews and makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board of Directors. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, and others as considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board of Directors at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.

Our Nominating/Corporate Governance Committee charter can be found on the investor relations section of our website at www.synchronoss.com. The members of our Nominating/Corporate Governance Committee are William J. Cadogan, James M. McCormick and Scott Yaphe. All members of the Nominating/Corporate Governance Committee other than Mr. McCormick are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating/Corporate Governance Committee held one meeting during 2006. Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board of

Directors. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board of Directors typically have been suggested by other members of our Board of Directors or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement and is accompanied by certain required information about the candidate. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates.

Code of Business Conduct.  Our Board of Directors has adopted a code of business conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of business conduct is posted on our website at www.synchronoss.com. If the Company makes any substantive amendments to the code of business conduct or grants a waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board by sending a letter to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attention: Secretary. Each such communication should set forth (i) the name and address of such stockholder, as they appear on our books and, if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders and regularly forward to the Board all correspondence that, in his opinion, deals with the functions of the Board or committees thereof, or that he otherwise determines to be appropriate for their attention.

Director Compensation

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2006, other than a director who also served as a named executive officer.

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name(a)	($)(b)	($)(c)	($)(6)(d)	($)(e)	($)(f)

William J. Cadogan(1)	52,500	—	78,532	—	131,032
Charles E. Hoffman(2)	20,000	—	70,118	—	90,118
Thomas Hopkins(3)	45,000	—	78,532	—	123,532
James McCormick(4)	35,000	—	78,532	—	113,532
Scott Yaphe(5)	37,500	—	78,532	—	116,032

(1)	Mr. Cadogan serves as the chair of both the Nominating/Corporate Governance Committee and Compensation Committee, and is a member of the Audit Committee.

(2)	Mr. Hoffman is a member of the Compensation Committee.

(3)	Mr. Hopkins serves as the chair of the Audit Committee and is a member of the Compensation Committee.

(4)	Mr. McCormick is a member of the Nominating/Corporate Governance Committee.

(5)	Mr. Yaphe is a member of the Nominating/Corporate Governance Committee and the Audit Committee. Mr. Yaphe has assigned his rights to any compensation and options received by him as a director to Calvert Capital Management Company

(6)	The value of option awards granted to our directors has been estimated pursuant to SFAS No. 123(R) for 2006. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for the Annual Report on Form 10-K for the year ended December 31, 2006. Our directors will not realize the estimated value of these awards until these awards are vested and exercised or sold. As of December 31, 2006, each director held options to purchase 25,000 shares Common Stock, the initial grant of options granted to the director in 2006.

Each non-employee member of our Board of Directors is entitled to receive an annual retainer of $25,000. In addition, each non-employee director serving on our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee is entitled to an annual retainer of $7,500, $5,000 and $5,000, respectively, and the chair of each such committee is entitled to an additional annual retainer of $15,000, $10,000 and $10,000, respectively. The retainer fees will be paid in four quarterly payments on the first day of each calendar quarter. Non-employee directors are also entitled to an initial stock option award to purchase 35,000 shares of our common stock upon such director’s election to our Board of Directors under our 2006 Equity Incentive Plan. The option will become exercisable for 33% of the shares after one year of service as a director, with the balance vesting in equal monthly installments over the remaining two years. On the first Tuesday in January of each year, each non-employee director will receive an annual stock option award to purchase 10,000 shares of our common stock, which will vest in equal monthly installments over the following year. All such options will be granted at the fair market value on the date of the award. We currently have a policy to reimburse directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Compensation of Executive Officers

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section. The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. The objective of our executive compensation program is to align executive compensation with our long-term business objectives and performance. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgments include the nature and scope of the executive officer’s responsibilities and his effectiveness in leading our initiatives to achieve corporate goals. We believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting the long-term value of our company. Therefore, our goal is to maintain an executive compensation program that will attract and retain qualified executives who are able to contribute to our long-term success and motivate them to a high level of performance.

Our executives’ compensation has three primary components — salary, a yearly cash bonus, and stock option and/or restricted stock awards granted pursuant to our 2006 Equity Incentive Plan. These elements implement the compensation philosophy described above: (i) the salary component is designed to attract executives and reward satisfactory performance; (ii) the bonus component is tied to the Company’s overall performance and an individual executive’s contribution to our broader goals; and (iii) the option/restricted stock component is designed to retain key executives and align their ownership interests with our long-term success. In addition to these three compensation elements, we provide our executives with benefits that are generally available to our salaried employees.

We account for equity compensation paid to our employees under the rules of FAS 123(R), which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred. We structure cash bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Our Compensation Committee’s current intent is to perform at least annually a strategic review of our executive officers’ base compensation and restricted stock and option holdings to determine whether they provide adequate incentives and motivation to our executive officers. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied and include corporate and individual goals. Our Compensation Committee measures our performance against our specific performance goals established at the beginning of the fiscal year in determining the cash bonus pool. Our CEO, as the manager of the members of the executive team, assesses the Company’s overall performance and the executives’ achievements over the year against their individual goals, and makes a recommendation to our Compensation Committee with respect to any merit increase in salary, cash bonus and stock option and restricted stock grants for each member of the executive team, other than himself. Our Compensation Committee meets to evaluate, discuss and modify or approve these recommendations, and to conduct a similar evaluation of our CEO’s contributions to corporate goals and achievement of individual goals. Our Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer and Chief Financial Officer.

We view the three components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other factors we deem relevant, such as the executive’s contribution to our overall success. We believe that, as is common in our sector, stock option and restricted stock awards are equal in importance to salary and bonus considerations. We currently do not have a compensation plan for long-term compensation for executives. As described below, our Compensation Committee has adopted a guideline regarding non-cash compensation whereby the number of shares of restricted stock and stock option grants is based on a multiple of each executive’s base salary. We generally target for a grant to include one (1) share of restricted stock for every eight (8) shares subject to a stock option.

Benchmarking of Base Compensation and Equity Holdings

Our Compensation Committee has the authority under its charter to select and retain consultants and other advisers to assist it in carrying out its duties. During 2006, our Compensation Committee, in accordance with this authority, engaged Watson Wyatt to prepare a report comparing the compensation of our executives and other employees with those of our peer companies. In selecting our peer companies, Watson Wyatt has generally analyzed various factors such as geography, employee headcount, research and development expenses, capitalization, product candidate pipeline, and focus. Our Compensation Committee intends to review the peer companies periodically to reflect changes in market capitalization and other factors. Based on the Watson Wyatt report, our Compensation Committee has elected to set our respective executive officers’ salaries, bonuses and equity holdings at a level that it believes is competitive with executives with similar roles at our peer companies. In future years, our Compensation Committee may use other benchmarks to determine executive compensation as it deems appropriate. In instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation above this established benchmark. Our Compensation Committee’s choice of using the competitive salaries in Watson Wyatt’s report as its benchmark for compensation reflects our consideration of stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals while conserving cash and equity as much as is practicable. We believe that, given the industry in which we operate and the corporate culture we have created, base compensation and restricted stock and options that are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. In each of the meetings of our Compensation Committee held in August, October and November of 2006, our Compensation Committee reviewed information provided by Watson Wyatt and the recommendations of management relating to additional equity compensation for our executives.

Elements of Compensation

Base Salary.  We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in our field and the base salaries of other private and public companies with which we believe we compete for talent. As explained above, our Compensation Committee retained the compensation consultant Watson Wyatt to provide us with information regarding the compensation of executives at comparable companies. Our Compensation Committee generally reviews executive salaries annually and makes salary adjustments based on the factors discussed above.

Annual Incentive Bonus.  In 2006 our Compensation Committee adopted an annual performance incentive compensation plan. The purpose of this plan is to reward our executives for performance that achieves our revenue, operating income and key strategic goals, as well as for their individual achievements. We have designed the bonuses for each executive to focus that executive on achieving key operational and/or financial objectives within a yearly time horizon. For each of our named executive officers other than Mr. Putnam, such officer’s annual target bonus is set forth in his employment agreement. Mr. Putnam has a separate incentive compensation plan, as described below. Under their respective employment agreements, Mr. Waldis’ annual target bonus is set at 65% of his annual base salary, Messrs. Garcia’s and Irving’s annual target bonus is set at 50% of his respective annual base salary and Mr. Tellez’s annual target bonus is set at 100% of his annual base salary. As part of his initial employment package, Mr. Tellez’s bonus for 2006 was entirely discretionary based on his individual performance. For 2007 and later years, Mr. Tellez’s bonus will be determined consistently with those of the other executives. Each of Messrs. Garcia, Irving, and Waldis may earn in excess of his annual target bonus in the event that corporate and individual objectives set by the Board are exceeded. Under the incentive compensation plan, the maximum amount Messrs. Irving and Garcia could have received in 2006 was 85% of their respective salaries and the maximum amount Mr. Waldis could have received in 2006 was 110% of his salary. Our Compensation Committee established the performance goals and performance targets applicable under the incentive compensation plan for cash bonuses that Messrs. Waldis, Garcia and Irving were eligible to earn for 2006. For Messrs. Waldis, Irving and Garcia, 40% of the target bonus was based on our 2006 revenue, 40% was based on our 2006 operating income, and 20% was based on such person’s individual achievements and was discretionary. The revenue and operating income targets were set at the beginning of 2006 by our Compensation Committee and are consistent with those targets for our 2006 budget. It is intended that these targets will be set at similar times in future years. Generally, our Compensation Committee sets the target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. In addition, our Compensation Committee may pay discretionary bonuses in addition to the performance bonuses listed above. Prior to 2006, we did not have a formal annual performance incentive compensation plan.

For 2006, under Mr. Putnam’s incentive compensation plan, for any companies which he was solely responsible in their becoming our customers Mr. Putnam is entitled to receive four percent (4%) of the total contract value over the life of the contract. He receives an initial two percent (2%) upon the signing of the contract and the remainder based on our collections during the life of the contract. In addition, Mr. Putnam receives one percent (1%) of the collections received by us from other customers for which his sales team is responsible but he is not directly the sales person.

The annual incentive bonuses paid under the plan in 2006 to each of the named executive officers are shown in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table. In determining the amount of these awards, our Compensation Committee assessed the Company’s and each executive’s performance measured against the previously set financial and strategic objectives. The assessment included a review of our 2006 revenues and operating income, the achievement of our significant milestones, including the successful completion of our initial public offering and individual achievements of each executive officer. Our Compensation Committee reviews the performance of each executive officer at least once per year.

Long-Term Incentive Compensation.  The authority to make equity grants to executive officers rests with our Compensation Committee, although the Compensation Committee does consider the recommendations of other executive officers. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the ratio of unvested to vested options held by the individual at the time of the new grant. For those executive officers who joined us after our initial public offering, a significant stock option grant was made in the year that such executive officer commenced employment and it is anticipated that as a new executive officer joins us he or she will receive a stock option grant.

All 2006 option grants made prior to our initial public offering in June of 2006 were made at what our Board of Directors determined to be the fair market value of our common stock on the respective grant dates. In determining the fair market value of our common stock, our Board considered various data and analyses prepared by third parties, including information from a third party valuation firm. In addition, in the months leading up to our initial public offering, our board of directors analyzed the option grants made in 2005, retrospectively. As a result of this retrospective analysis, we determined that the fair value of our common stock on a fully-diluted basis steadily increased from $1.84 in April of 2005 to $7.85 in October of 2005. Certain option grants made in 2005 included exercise prices that were lower than the fair market value of the underlying stock on the date of the grant (the “Discounted Options”). We approached each holder of the Discounted Options and requested that each such holder terminate the Discounted Options in exchange for (i) a new grant of options, the terms of which contained an exercise price at the then current fair market value (the “New Options”) and (ii) a new grant of restricted stock that effectively eliminated the spread in the exercise prices between the Discounted Options and the New Options. All of our option grants made prior to our initial public offering in June of 2006, including grants to executives, were made under our 2000 Stock Plan. All of our option grants since our initial public offering have been made under our 2006 Equity Incentive Plan. Since our initial public offering, all awards of options to purchase shares of our common stock have been made at or above the market price at the time of the award, as reported on Nasdaq on the date of grant except that for any option grants to any executive officer or employee who joins us, the options will be granted on the closing market value of our stock as reported on Nasdaq on the later of (i) the date of grant or (ii) the date the executive officer or employee joins the company. Annual awards of stock options and restricted stock to executives are made at our Compensation Committee’s regularly scheduled meeting in December.

In April 2006, based on a recommendation from Watson Wyatt, our Compensation Committee conducted a review of stock option holdings of our executive officers with the goal of making their equity holdings more comparable and competitive with those of similar employees in peer companies and assist us in retaining our executives’ services. Based on this review, our Compensation Committee granted options to purchase our common stock to Messrs. Waldis, Irving, Garcia and Putnam and certain of our other executives. All of these grants had an exercise price of $8.98 per share, which our Compensation Committee determined was the fair market value of our common stock on the date of such grant, and vest over four years. In further reviewing the retention grants in October 2006, our Compensation Committee amended the retention option grants to adjust the vesting schedule from 50% of the shares subject to the options vesting after two years (and the remaining shares monthly over two years) to 25% of the shares subject to the options vesting after one year (and the remaining shares monthly over three years) to be consistent with most other stock options granted by the Company, and offered each recipient the right to amend such option by reducing the number of shares for which the option is exercisable in exchange for a grant of shares of restricted stock. Each executive officer accepted this offer. In November 2006, our Compensation Committee authorized an annual grant to executives of restricted stock and stock option grants to executives and designated the first Tuesday in December of each year as the date for these refresh grants. Accordingly, in December 2006, each of our executive officers received a stock option and restricted stock grant. In calculating the size of the grant, our Compensation Committee took into consideration any other stock option or restricted stock grants executive officers received in 2006. The value of the shares subject to our 2006 option grants to executive officers is reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables below.

CEO Compensation.  Mr. Waldis’ 2006 compensation consisted of base salary, annual bonus and stock option and restricted stock grants. Our Compensation Committee determined Mr. Waldis’ compensation as Chief Executive Officer using methods consistent with those used for other senior executives. In April 2006, as part of our annual officers’ compensation review, Mr. Waldis’ annual base salary was increased from $250,000 to $375,000 in recognition of both his performance as Chief Executive Officer and competitive market salary levels. Mr. Waldis’ award under the incentive bonus plan was paid in accordance with the terms of defined performance goals and objectives. In addition, in 2006 Mr. Waldis was awarded two stock option and restricted stock grants under the long-term incentive compensation plan at the same time and in accordance with the same methods used for other executives, as described above. The actual value of awards paid to Mr. Waldis in 2006 are shown in the Summary Compensation Table.

Post-Termination Protection.  We agreed to change in control severance arrangements with our executive officers in connection with our initial public offering and with Mr. Tellez in connection with his joining the Company, each of which is described below under the heading “Severance and Change in Control Arrangements.” Our Compensation Committee believes the change in control severance arrangements are important to protect our executive officers from any involuntary termination associated with a change in control and that the amounts are reasonable when compared with similar arrangements adopted by peer companies. Within this change in control severance arrangement, our Compensation Committee sought uniformity of results among the executive officers based on their positions at the Company. In addition, our Compensation Committee believes that the events triggering payment, both a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing rewards. In addition, each of our executive officers would receive severance under his respective employment agreements if he is terminated without “cause” as defined in his employment agreement.

Other Benefits.  Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. We also lease an automobile (and pay applicable insurance and gas) for Messrs. Waldis and Irving, to be used primarily for business purposes. There were no other special benefits or perquisites provided to any executive officer in 2006.

Tax Deductibility of Pay.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the stockholders were asked to approve a limit under the incentive plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because the incentive plan and option grants under the incentive plan comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. Restricted stock awards are generally not considered performance-based under Section 162(m) of the Tax Code and, as such, are generally not deductible by us. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although some amounts recorded as compensation by us to certain executives may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by the Company due to its significant net operating loss carry forwards. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

Summary.  We believe that our compensation philosophy and programs are designated to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:

William J. Cadogan, Chairman
Charles E. Hoffman
Thomas J. Hopkins

  1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer”, “principal financial officer” and the three other highest paid executive officers (our “named executive officers”) for 2006:

							Non-Equity
			Stock		Option		Incentive Plan	All Other
	Salary	Bonus	Awards		Awards		Compensation	Compensation		Total
Name and Principal Position(a)	($)(b)	($)(c)	($)(1)(d)		($)(2)(e)		(3)(f)	($)(g)		($)(h)

Stephen G. Waldis	343,746	68,250	80,998	(4)	338,108	(5)	287,070	13,215	(6)	1,131,387
Chairman of the Board of
Directors, President and
Chief Executive Officer
Lawrence R. Irving	221,250	33,750	47,084	(7)	295,978	(8)	132,494	11,173	(9)	741,729
Chief Financial Officer
and Treasurer
Robert Garcia	218,749	33,750	770,860	(10)	345,505	(11)	132,494	1,500	(12)	1,502,859
Executive Vice President of
Product Management and
Service Delivery
Christopher Putnam	175,000	—	36,435	(13)	349,202	(14)	396,263	1,500	(12)	958,400
Executive Vice President of Sales
Omar Tellez	100,000	160,000	18,076	(15)	324,432	(16)	—	121,774	(17)	724,282
Executive Vice President of
Marketing

(1)	The value of stock awards granted to our executive officers has been estimated pursuant to SFAS No. 123(R) for 2006. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for our Annual Report on Form 10-K for the year ended December 31, 2006. Our executive officers will not realize the estimated value of these awards until these awards are vested and sold.

(2)	The value of option awards granted to our executive officers has been estimated pursuant to SFAS No. 123(R) for 2006. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for the Annual Report on Form 10-K for the year ended December 31, 2006. Our executive officers will not realize the estimated value of these awards until these awards are vested and exercised or sold.

(3)	The amounts under this column include amounts paid under the Company’s incentive compensation plan described under “Compensation Discussion & Analysis.”

(4)	Relates to a grant to Mr. Waldis of 10,000 restricted shares on October 2, 2006 and 7,094 restricted shares on December 5, 2006.

(5)	Represents the aggregate fair market value of options to purchase (a) 80,000 shares of common stock granted April 3, 2006 with an exercise price of $8.98 and (b) 56,753 shares of common stock granted December 5, 2006 with an exercise price of $12.68.

(6)	Reflects amounts paid to Mr. Waldis for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(7)	Relates to a grant to Mr. Irving of 5,625 restricted shares on October 2, 2006 and 4,256 restricted shares on December 5, 2006.

(8)	Represents the aggregate fair market value of options to purchase (a) 95,000 shares of common stock granted April 3, 2006 with an exercise price of $8.98 and (b) 34,052 shares of common stock granted December 5, 2006 with an exercise price of $12.68.

(9)	Reflects amounts paid to Mr. Irving for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(10)	Relates to a grant to Mr. Garcia of 75,000 restricted shares on April 3, 2006, 12,383 restricted shares on April 5, 2006, 5,625 restricted shares on October 2, 2006 and 4,256 restricted shares on December 5, 2006.

(11)	Represents the aggregate fair market value of options to purchase (a) 120,000 shares of common stock granted April 3, 2006 with an exercise price of $8.98 and (b) 34,052 shares of common stock granted December 5, 2006 with an exercise price of $12.68.

(12)	Represents 401(k) matching contributions.

(13)	Relates to a grant to Mr. Putnam of 5,000 restricted shares on October 2, 2006 and 2,838 restricted shares on December 5, 2006.

(14)	Represents the aggregate fair market value of options to purchase (a) 140,000 shares of common stock granted April 3, 2006 with an exercise price of $8.98 and (b) 22,701 shares of common stock granted December 5, 2006 with an exercise price of $12.68.

(15)	Relates to a grant to Mr. Tellez of 3,153 restricted shares on December 5, 2006.

(16)	Represents the aggregate fair market value of options to purchase (a) 150,000 shares of common stock granted July 25, 2006 with an exercise price of $6.95 upon joining the Company and (b) 25,224 shares of common stock granted December 5, 2006 with an exercise price of $12.68.

(17)	Reflects tax gross-up on relocation expenses in the amount of $121,774 paid to Mr. Tellez.

Salary and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

The amount of salary and non-equity incentive plan compensation earned in 2006 in proportion to the total compensation reported for each of our named executive officers was:

Mr. Waldis	56%
Mr. Irving	48%
Mr. Garcia	23%
Mr. Putnam	60%
Mr. Tellez	14%

Grants of Plan Based Awards

The following table sets forth each equity award granted to our named executive officers during the year ended December 31, 2006. The FAS 123(R)value of these awards is also reflected in columns (d) and (e) of the Summary Compensation Table above.

					All Other	All Other
					Stock Awards:	Option Awards:
					Number of	Number of
		Estimated Future Payouts Under Non-			Shares of	Securities		Exercise or
		Equity Incentive Plan Awards(1)			Stock or	Underlying		Base Price of
	Grant	Threshold	Target	Maximum	Units	Options		Option Awards
Name(a)	Date(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)		($/Sh)(h)

Stephen G. Waldis		0	243,750	414,475
	4/3/06					80,000	(2)	8.98
	10/2/06				10,000
	12/5/06				7,094	56,753		12.68
Lawrence R. Irving		0	112,500	191,250
	4/3/06					45,000	(3)	8.98
	4/3/06					50,000		8.98
	10/2//06				5,625
	12/5/06				4,256	34,052		12.68
Robert Garcia		0	112,500	191,250
	4/3/06					75,000		8.98
	4/3/06				75,000
	4/3/06					45,000	(4)	8.98
	4/5/06				12,383
	10/2/06				5,625
	12/5/06				4,256	34,052		12.68
Christopher Putnam		—	—	—
	4/3/06					100,000		8.98
	4/3/06					40,000	(5)	8.98
	10/2/06				5,000
	12/5/06				2,838	22,701		12.68
Omar Tellez		0	200,000	200,000
	7/25/06					150,000		6.95
	12/5/06				3,153	25,224		12.68

(1)	Each of the named executive officers was granted a non-equity incentive plan award pursuant to our 2006 incentive compensation plan and their respective employment agreements. The amounts shown in the “Target” column reflect the target payment level under their respective employment agreement if the Company and each executive officer achieve all of their specific performance objectives and goals previously approved by our Compensation Committee. The amounts shown in the “Maximum” column reflect the target payment levels under their respective employment agreements if the Company and each executive officer achieves the maximum of each of the Company objectives and their individual objectives previously approved by our Compensation Committee. Mr. Putnam has no target payment level. The 2006 incentive compensation plan is discussed in greater detail in “Compensation Discussion and Analysis”. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table above.

(2)	This grant was originally options to purchase 100,000 shares but pursuant to an amendment by our Compensation Committee on October 2, 2006, Mr. Waldis surrendered 20,000 of these options in exchange for 10,000 restricted shares.

(3)	This grant was originally options to purchase 56,250 shares but pursuant to an amendment by our Compensation Committee on October 2, 2006, Mr. Irving surrendered 11,250 of these options in exchange for 5,625 restricted shares.

(4)	This grant was originally options to purchase 56,250 shares but pursuant to an amendment by our Compensation Committee on October 2, 2006, Mr. Garcia surrendered 11,250 of these options in exchange for 5,625 restricted shares.

(5)	This grant was originally options to purchase 50,000 shares but pursuant to an amendment by our Compensation Committee on October 2, 2006, Mr. Putnam surrendered 10,000 of these options in exchange for 5,000 restricted shares.

Description of Awards Granted in 2006

•	Stephen G. Waldis: On April 3, 2006, we granted an option to Mr. Waldis to purchase 100,000 shares of our common stock. On October 2, 2006, our Compensation Committee amended the vesting schedule for the option and offered Mr. Waldis the opportunity to surrender the option to purchase 20,000 of the shares in exchange for a grant of 10,000 restricted shares, which Mr. Waldis accepted. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Waldis completes 12 months of continuous service after April 3, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter. On December 5, 2006, we granted Mr. Waldis (i) an option to purchase 56,753 shares of our common stock and (ii) 7,094 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 5, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Waldis completes 12 months of continuous service after December 5, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Lawrence R. Irving: On April 3, 2006, we granted an option to Mr. Irving to purchase a total of 50,000 shares of our common stock. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter. We also granted a second option to Mr. Irving on April 3, 2006 to purchase 56,250 shares of our common stock. On October 2, 2006, our Compensation Committee amended the vesting schedule for the option and offered Mr. Irving the opportunity to surrender the option to purchase 11,250 of the shares in exchange for a grant of 5,625 restricted shares, which Mr. Irving accepted. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Irving completes 12 months of continuous service after April 3, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter. On December 5, 2006, we granted Mr. Irving (i) an option to purchase 34,052 shares of our common stock and (ii) 4,256 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 5, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Irving completes 12 months of continuous service after December 5, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Robert Garcia: On April 3, 2006, we granted an option to Mr. Garcia to purchase 75,000 shares of our common stock. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter. In addition, on April 3, 2006 we granted Mr. Garcia 75,000 restricted shares. Our right to repurchase these restricted shares lapses with respect to the first 25% of the shares upon completion of

12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares upon completion of each month of continuous service thereafter. On April 3, 2006, we also granted Mr. Garcia an option to purchase 56,250 shares of our common stock. On October 2, 2006, our Compensation Committee amended the vesting schedule for these options and offered Mr. Garcia the opportunity to surrender the option to purchase 11,250 of the shares in exchange for a grant of 5,625 restricted shares, which Mr. Garcia accepted. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Garcia completes 12 months of continuous service after April 3, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter. On April 5, 2006, we granted Mr. Garcia 12,383 restricted shares, in exchange for the increase of the exercise price of an option that was previously granted to him at less than fair market value. Our right to repurchase these restricted shares lapses with respect to 5,934 of the shares on January 1, 2007, , and with respect to 1/48 of the shares each month of continuous service thereafter. On December 5, 2006, we granted Mr. Garcia (i) an option to purchase 34,052 shares of our common stock and (ii) 4,256 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 5, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter our right to repurchase these shares of restricted common stock lapses with respect to the first 25% of the shares when Mr. Garcia completes 12 months of continuous service after December 5, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Christopher Putnam: On April 3, 2006, we granted an option to Mr. Putnam to purchase 100,000 shares of our common stock. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter. On April 3, 2006, we also granted Mr. Putnam an option to purchase 50,000 shares of our common stock. On October 2, 2006, our Compensation Committee amended the vesting schedule for this option and offered Mr. Putnam the opportunity to surrender the option to purchase 10,000 of the shares in exchange for a grant of 5,000 restricted shares, which Mr. Putnam accepted. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after April 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these shares of restricted common stock lapses with respect to the first 25% of the shares when Mr. Putnam completes 12 months of continuous service after April 3, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter. On December 5, 2006, we granted Mr. Putnam (i) an option to purchase 22,701 shares of our common stock and (ii) 2,838 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 5, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these shares of restricted common stock lapses with respect to the first 25% of the shares when Mr. Putnam completes 12 months of continuous service after December 5, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Omar Tellez: On July 25, 2006, we granted an option to Mr. Tellez to purchase a total of 150,000 shares of our common stock upon joining us. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after July 3, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of 12 months of continuous service thereafter. On December 5, 2006, we granted Mr. Tellez (i) an option to purchase 25,224 shares of our common stock and (ii) 3,153 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 5, 2006, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these shares of restricted common stock lapses with respect to the first 25% of the shares when Mr. Tellez completes 12 months of continuous service after December 5, 2006, and with respect to 1/48 of the shares each month of continuous service thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2006.

	Option Awards						Stock Awards
	Number of		Number of				Number of		Market Value of
	Securities		Securities				Shares or		Shares or Units of
	Underlying		Underlying		Option		Units of Stock		Stock That
	Unexercised		Unexercised		Exercise	Option	That Have		Have Not
	Options (#)		Options (#)		Price	Expiration	Not Vested		Vested
Name(a)	Exercisable(b)		Unexercisable(c)		($)(d)	Date(e)	(#)(f)		(1)($)(g)

Stephen G. Waldis			80,000	(2)	8.98	4/3/2016	10,000	(4)	137,200
			56,753	(3)	12.68	12/5/2006	7,094	(5)	97,330
Lawrence R. Irving			50,000	(2)	8.98	4/3/2016	5,625	(4)	77,175
			45,000	(2)	8.98	4/3/2016	4,256	(5)	58,392
			34,052	(3)	12.68	12/5/2006
Robert Garcia	10,000	(6)			0.29	10/5/2011	75,000	(10)	1,029,000
	5,000	(7)			0.29	12/17/2012	12,383	(11)	169,895
	10,625	(8)	4,375		0.29	2/5/2014	5,625	(4)	77,175
	38,333	(9)	41,667		1.84	1/3/2015	4,256	(5)	58,392
			75,000	(2)	8.98	4/3/2016
			45,000	(2)	8.98	4/3/2016
			34,052	(3)	12.68	12/5/2016
Christopher Putnam	3,787		6,771	(12)	0.29	4/20/2014	5,000	(4)	68,600
	2,813		7,500	(13)	0.29	12/6/2014	2,838	(5)	38,937
			100,000	(2)	8.98	4/3/2016
			40,000	(2)	8.98	4/3/2016
			22,701	(3)	12.68	12/5/2016
Omar Tellez			150,000	(14)	6.95	7/25/2016	3,153	(5)	43,259
			25,224	(3)	12.68	12/5/2016

(1)	Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock at the end of fiscal year 2006. The actual value (if any) to be realized by the executive officer depends on whether the shares vest and the future performance of our Common Stock. On December 29, 2006, the closing price of our Common Stock was $13.72 per share. Each of the options and restricted shares automatically vest if we are acquired and the officer is either involuntarily terminated or voluntarily resigns after his responsibilities are reduced.

(2)	Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 3, 2006. Starting with April 3, 2007, the option may be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, the option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(3)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 5, 2006. Starting with December 5, 2007, the option may be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, the option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(4)	Messrs. Waldis, Irving, Garcia and Putnam received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on October 2, 2006. Starting with April 3, 2007, 25% of the shares vest. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest on April 3, 2010.

(5)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 5, 2006. Starting with December 5, 2007, 25% of the shares vest. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(6)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on October 5, 2001. The option vested over a four-year period from the date of grant and became fully exercisable on October 5, 2005.

(7)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on December 17, 2002. The option vested over a four-year period from the date of grant and became fully exercisable on December 17, 2006.

(8)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on February 19, 2004. Starting on February 5, 2005, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable on February 5, 2008.

(9)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 12, 2005. Starting on January 3, 2006, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable on January 5, 2009.

(10)	Mr. Garcia received a grant of restricted shares of our Common Stock under our 2000 Stock Plan on April 3, 2006. Starting with April 3, 2007, 25% of the shares vest. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(11)	Mr. Garcia received a grant of restricted shares of our Common Stock under our 2000 Stock Plan on April 5, 2006. A total of 5,934 of the restricted shares will vest on January 1, 2007; thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(12)	Mr. Putnam received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 20, 2004. Starting on January 5, 2005, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable on January 5, 2009.

(13)	Mr. Putnam received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on December 21, 2004. Starting on December 6, 2005, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable on December 6, 2009.

(14)	Mr. Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on July 25, 2006 at the commencement of his employment. Starting on July 25, 2007, the option may be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option will become exercisable for an additional 1/48th of the total number of shares when each additional month of service is completed. As a result, each option will become fully exercisable four years after the date of grant.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each named executive officer during the year ended December 31, 2006 and the number of shares of restricted stock held by each named executive officer that vested during the year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)	($)(1)(e)

Stephen G. Waldis	—	—	—	—
Lawrence R. Irving	—	—	6,456	57,975
Robert Garcia	—	—	—	—
Christopher Putnam	19,129	166,231	—	—
Omar Tellez	—	—	—	—

(1)	For stock awards, value realized is based on the fair market value of our Common Stock on date of vesting. For option awards, value realized is based on the fair market value of our Common Stock on date of exercise price and does not necessarily reflect proceeds actually received by the executive officer.

Severance and Change in Control Arrangements

We have entered into employment agreements with our executives that contain severance/change in control provisions as described below. These individuals will only be eligible to receive severance payments if each such officer signs a general release of claims. These severance arrangements are designed to promote stability and continuity of senior management.

Mr. Waldis.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, the employment of Mr. Waldis is terminated for reasons other than cause or permanent disability, Mr. Waldis shall receive a lump sum severance payment equal to two times his base salary, plus two times his average bonus received in the immediately preceding two years and, if Mr. Waldis resigns for good reason, the severance payment will be one and one-half times his base salary and average bonus. If within 12 months following a change in control, the employment of Mr. Waldis is terminated for reasons other than cause or permanent disability, or Mr. Waldis terminates his employment for good reason, Mr. Waldis shall receive a lump sum severance payment equal to 2.99 times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Mr. Irving.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Irving’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if he resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Irving is terminated for reasons other than cause or permanent disability, or his employment is terminated for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Mr. Garcia.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Garcia’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if he resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Garcia is terminated for reasons other than cause or permanent disability, or his employment is terminated for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Christopher Putnam.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, the employment of such executive is terminated for reasons other than cause or permanent disability, Mr. Putnam shall receive a lump sum severance payment equal to one and one-half times his base salary, plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment, and, if such executive resigns for good reason, the severance payment will be one times his base salary plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment. If within 12 months following a change in control, the employment of such executive is terminated for reasons other than cause or permanent disability, or such executive terminates his employment for good reason, such executive shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment.

Omar Tellez.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Tellez’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if he resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Tellez is terminated for reasons other than cause or permanent disability, or his employment is terminated for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Our Compensation Committee of our Board of Directors, as plan administrator of our 2000 Stock Plan and 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of us.

In April 2006, our Compensation Committee approved agreements with each of Stephen G. Waldis, our President, Chief Executive Officer and Chairman, Lawrence R. Irving, our Chief Financial Officer and Treasurer, Robert Garcia, our Executive Vice President of Product Management and Service Delivery and Christopher Putnam, our Executive Vice President of Sales, to provide that, effective upon the closing of our initial public offering, each of their outstanding options and restricted shares will vest and become exercisable in full if the officer’s employment is subject to an Involuntarily Terminated (as defined below) within twelve (12) months following a Change in Control (as defined below). Involuntary Termination includes the executive officer’s (i) discharge without cause or (ii) resignation following a change in position that materially reduces the officer’s level of authority or responsibility, a reduction in compensation or benefits, or relocation of the optionee’s workplace. A Change in Control includes: (i) a merger of Synchronoss after which our own stockholders own 50% or less of the surviving corporation or its parent company; (ii) a sale of all or substantially all of our assets; (iii) a proxy contest that results in the replacement of more than one-half of our directors over a 24 month period; or (iv) an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Synchronoss, such as a holding company owned by our stockholders. Upon joining the Company, we agreed to provide Omar Tellez, our Executive Vice President of Marketing, with the same vesting right with respect to any grants of options or restricted shares in the event of his Involuntary Termination within 12 months after a Change in Control as is provided for the above executive officers.

Estimated Payments and Benefits

The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the Company’s change in control severance plan adopted by the Board of Directors. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than pursuant to the change in control severance plan described below. The amounts shown in the table below assume that each termination was effective as of December 29, 2006, and that all eligibility requirements under the change in control severance plan were met.

	Bonus for		Unexercisable	Restricted
	Year of	Cash	Options That	Stock That
	Termination	Severance	Vest	Vests	Total
Name	($)	($)	($)(1)	($)(1)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Stephen G. Waldis	1,008,109	750,000	438,223	234,530	2,430,862
President, Chief Executive
Officer and Chairman
Lawrence R. Irving	299,500	337,500	485,714	135,567	1,258,281
Chief Financial Officer
Robert Garcia	328.950	337,500	1,157,969	1,253,054	3,077,473
Executive Vice President of Product Management and Service Delivery
Christopher Putnam	208,585	270,000	878,868	107,537	1,464,990
Executive Vice President of Sales
Omar Tellez	240,000	300,000	1,041,733	43,259	1,624,992
Executive Vice President of Marketing

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Thomas J. Hopkins is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Thomas J. Hopkins, Chairman
William J. Cadogan
Scott Yaphe

  1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2006 and December 31, 2005 by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2006	2005
	(In thousands)

Audit Fees(1)	$1,044	$100
Tax Fees	0	0
All Other Fees	0	30	(2)

Total Fees	$1,044	$130

(1)	For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2006 and 2005. For the year ended 2006, the audit fees include the review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and fees for services associated with the Company’s Registration Statement on Form S-1 and other regulatory filings or similar engagements.

(2)	Represented fees for services in connection with a study of Internal Revenue Code Section 382.

All fees described above for 2006 were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit

Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EQUITY SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2007 with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of our Common Stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

As of February 28, 2007, 32,299,030 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Beneficially
Name of Beneficial Owner	Owned(1)		Percent(2)

Stephen G. Waldis	2,299,718	(3)	7.1%
James M. McCormick	4,867,894	(4)	15.1%
William J. Cadogan	177,167	(5)	*
Charlie E. Hoffman	6,786	(6)	*
Thomas J. Hopkins	24,429	(7)	*
Scott Yaphe	3,017,410	(8)	9.3%
Lawrence R. Irving	317,309	(9)	*
Robert Garcia	214,568	(10)	*
Christopher Putnam	79,594	(11)	*
Omar Tellez	3,513	(12)	*
All executive officers and directors as a group (11 persons)	11,011,595		33.8%
ABS Ventures 890 Winter Street Waltham, MA 02451	3,025,224	(13)	9.4%
Vertek Corporation 463 Mountain View Drive Colchester, VT 05446	2,000,000	(14)	6.2%
Institutional Venture Partners XI, L.P. 3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025	1,704,441	(15)	5.3%
Fred Alger Management, Inc. 111 Fifth Avenue New York, NY 10003	1,926,000	(16)	6.0%

*	The aggregate holding of the group is less than 1% of the shares of common stock outstanding as of February 28, 2007.

(1)	Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of February 28, 2007.

(2)	Any shares not outstanding which are subject to options exercisable within 60 days of February 28, 2007 are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any person holding such shares but are not deemed outstanding for the purpose of computing the percentage of shares owned by any other person.

(3)	Includes 323,448 shares held by the Waldis Family Partnership, L.P. Includes 10,000 restricted shares granted on October 2, 2006, 25% of such shares will vest on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 7,094 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 20,000 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 116,753 shares subject to options not exercisable within 60 days of February 28, 2007.

(4)	Excludes 889,000 shares held in two separate trusts for the benefit of certain of his family members, as to which he has no voting or investment power and disclaims beneficial ownership. Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares will vest on May 30, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. McCormick remains a director. Includes 12,222 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 32,778 shares subject to options not exercisable within 60 days of February 28, 2007.

(5)	Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares will vest on May 30, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. Cadogan remains a director. Includes 12,222 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 32,778 shares subject to options not exercisable within 60 days of February 28, 2007.

(6)	Includes 4,286 restricted shares granted on January 3, 2007, 33% of such shares will vest on June 14, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. Hoffman remains a director. Includes 2,500 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 42,500 shares subject to options not exercisable within 60 days of February 28, 2007.

(7)	Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares will vest on May 30, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. Hopkins remains a director. Includes 12,222 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 32,778 shares subject to options not exercisable within 60 days of February 28, 2007.

(8)	Consists of 3,001,464 shares held by ABS Ventures VI L.L.C., 138 shares held directly by Mr. Yaphe and 3,586 shares held by Calvert Capital Management Company, as assignee from Mr. Yaphe, as described below. Individuals who exercise voting and dispositive control over the shares held by ABS Ventures VI L.L.C. are Bruns Grayson and R. William Burgess, Jr. The only individual who exercises voting and dispositive control over the shares held by ABS Investors LLC is Bruns Grayson. Mr. Yaphe is a member of Calvert Capital IV, L.L.C. which holds voting and dispositive power for the shares held of record by ABS Ventures VI L.L.C. Mr. Yaphe disclaims beneficial ownership of the shares held by each of the ABS Venture funds, except to the extent of his pecuniary interest therein. Mr. Yaphe has no voting or dispositive control in either of the ABS Ventures funds. As described above, includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares will vest on May 30, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. Yaphe remains a director. As Mr. Yaphe has informed us that he will resign from the Board effective May 10, 2007, none of such shares will vest. Includes 12,222 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 32,778 shares subject to options not exercisable within 60 days of February 28, 2007. Mr. Yaphe has assigned all of his rights to all stock and options granted to him as a director to Calvert Capital Management Company.

(9)	Includes 5,625 restricted shares granted on October 2, 2006, 25% of such shares will vest on April 3, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Irving thereafter. Includes 4,256 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Irving thereafter. Includes 23,750 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 105,302 shares subject to options not exercisable within 60 days of February 28, 2007.

(10)	Includes 75,000 restricted shares granted on April 3, 2006, 25% of such shares will vest on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 12,383 shares granted on April 5, 2006, of which 6,448 shares have vested as of February 28, 2007, and 1/48th of such shares shall vest for each month of continuous service by Mr. Garcia thereafter. Includes 5,625 restricted shares granted on October 2, 2006, 25% of such shares will vest on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 4,256 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 101,875 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 162,177 shares subject to options not exercisable within 60 days of February 28, 2007.

(11)	Includes 5,000 restricted shares granted on October 2, 2006, 25% of such shares will vest on April 3, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Putnam thereafter. Includes 2,838 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Putnam thereafter. Includes 44,934 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 157,767 shares subject to options not exercisable within 60 days of February 28, 2007.

(12)	Includes 3,153 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007 and 1/48th of such shares will vest for each month of continuous service by Mr. Tellez thereafter. Excludes 175,224 shares subject to options not exercisable within 60 days of February 28, 2007.

(13)	Consists of 3,001,464 shares held by ABS Ventures VI L.L.C., 7,952 shares held directly by Bruns Grayson and 3,586 shares held by Calvert Capital Company, as assignee from Scott Yaphe, one of our directors, as described below. Individuals who exercise voting and dispositive control over the shares held by ABS Ventures VI LLC are Bruns Grayson and R. William Burgess, Jr. The only individual who exercises voting and dispositive control over the shares held by ABS Investors LLC is Bruns Grayson. Mr. Yaphe is a member of Calvert Capital IV, LLC which holds voting and dispositive power for the shares held of record by ABS Ventures VI L.L.C. Mr. Yaphe disclaims beneficial ownership of the shares held by each of the ABS Venture funds, except to the extent of his pecuniary interest therein. Mr. Yaphe has no voting or dispositive control in either of the ABS Ventures funds. As described above, includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares will vest on May 30, 2007 and 1/36th of such shares shall vest each month thereafter provided Mr. Yaphe remains a director. As Mr. Yaphe has informed us that he will resign from the Board effective May 10, 2007, none of such shares will vest. Includes 12,222 shares subject to options exercisable within 60 days of February 28, 2007. Excludes 32,778 shares subject to options not exercisable within 60 days of February 28, 2007. Mr. Yaphe has assigned all of his rights to all stock and options granted to him as a director to Calvert Capital Management Company.

(14)	Mr. McCormick, one of our directors, is the Chief Executive Officer and the sole stockholder of Vertek Corporation. Mr. McCormick exercises sole voting and dispositive power with respect to such shares.

(15)	Information on the holdings of Institutional Venture Partners XI, L.P. (“IVP XI”) includes the holdings of Institutional Venture Partners XI GmbH & Co. Beteiligungs KG (“IVP XI KG”), Institutional Venture Management XI, LLC (“IVM XI”), Todd C. Chaffee, Reid W. Dennis, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps (collectively, the “IVP Entities”) and is taken from its Schedule 13G filed on June 26, 2006. The IVP Entities disclaim status as a “group”. Includes 1,469,228 shares held by IVP XI and 235,213 shares held by IVP XI KG. IVM XI serves as the sole general partner of IVP XI and the sole managing limited partner of IVP XI KG, and owns no securities directly. Messrs. Chaffee, Dennis, Fogelsong, Harrick, Miller and Phelps are managing directors of IVM XI and share voting and dispositive power over the shares held by IVP XI and IVP XI KG, however, they own no securities directly and they disclaim beneficial ownership of the shares held by IVP XI and IVP XI KG, except to the extent of their respective pecuniary interests therein.

(16)	Information on the holdings of Fred Alger Management, Inc. includes the holdings of Fred Alger Management, Inc., Fred M. Alger III, Fred Alger & Company, Incorporated and Alger Associates, Incorporated and is taken from its Schedule 13G filed on November 9, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during the fiscal year ended December 31, 2006, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that due to administrative error, Charles E. Hoffman filed one late report on Form 4 related to his June 14, 2006 stock option grant. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

Certain Related Party Transactions

During 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $10,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation”.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED: Bridgewater, New Jersey, April 10, 2007.

ANNUAL MEETING OF STOCKHOLDERS OF
SYNCHRONOSS TECHNOLOGIES, INC.
May 10, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
2                                                            â  Please detach along perforated line and mail in the envelope provided.  â

20230000000000000000 0	051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS
AND FOR THE RATIFICATION OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nominees of the Board of Directors to serve until the end of their respective term or until their successors have been duly elected and qualified:					FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent public accountants for the fiscal years ending December 31, 2007.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Charles E. Hoffman
		¡	James M. McCormick
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting.

☐	FOR ALL EXCEPT (See instructions below)			The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above: Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SYNCHRONOSS TECHNOLOGIES, INC.
This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on May 10, 2007
     The undersigned appoints Ronald J. Prague and Lawrence R. Irving, or either of them, proxies for the undersigned, to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc. (the "Company"), to be held on May 10, 2007 at 10:00 a.m., Eastern Standard Time, at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey 08807, and at any adjournments or postponements of the Annual Meeting, and hereby authorizes such person to represent and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, the proxy holder will have the authority to vote FOR the election of Directors and the independent public accountant as set forth on the reverse side.
(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
SYNCHRONOSS TECHNOLOGIES, INC.
May 10, 2007

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

2                    â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

20230000000000000000 0	051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS
AND FOR THE RATIFICATION OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following nominees of the Board of Directors to serve until the end of their respective term or until their successors have been duly elected and qualified:					FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Ernst & Young, LLP as the Company’s independent public accountants for the fiscal years ending December 31, 2007.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES:
		¡	Charles E. Hoffman
		¡	James M. McCormick
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the Annual Meeting.

☐	FOR ALL EXCEPT (See instructions below)			The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.